Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Quarterly Report of The Allied Defense Group, Inc (“Allied”) on Form 10-Q/A for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned, John G. Meyer, Jr., as Chief Executive Officer and Charles A. Hasper as Chief Financial Officer of Allied, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Allied.

/s/ Charles A. Hasper	/s/ John G. Meyer, Jr.

Charles A. Hasper	John G. Meyer, Jr.
Chief Financial Officer and Treasurer	Chief Executive Officer and President
April 25, 2005	April 25, 2005

A signed original of this written statement required by Section 906 has been provided to The Allied Defense Group, Inc. and will be retained by The Allied Defense Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.